Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of WillScot Holdings Corporation (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the quarterly report on Form 10-Q of the Company for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2026

/s/ TIMOTHY D. BOSWELL
Timothy D. Boswell
President, Chief Executive Officer, and Director (Principal Executive Officer)